UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2003

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On March 4, 2003, the Company's senior secured revolving credit facility (for which General Electric Capital Corporation serves as agent) was amended by the Sixth Amendment dated February 28, 2003, effective January 31, 2003. The Sixth Amendment revises the Minimum EBITDA and Minimum Inventory Ratio financial covenants of the facility.

Item 7. Exhibits
Exhibit No.	Description
10.1

Sixth Amendment to Credit Agreement dated February 28, 2003, by and among Gottschalks Inc., General Electric Capital Corporation, The CIT Group/Business Credit, LaSalle Retail Finance and Foothill Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

March 5, 2003	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

March 5, 2003	By: /s/ Michael S. Geele Michael S. Geele Senior Vice President and Chief Financial Officer